                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  July 22, 1997



                           WIND RIVER SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)



       Delaware                       0-21342                  94-2873391
(State of jurisdiction)        (Commission File No.)         (IRS Employer
                                                          Identification No.)



                             1010 Atlantic Avenue
                               Alameda, CA 94501
             (Address of principal executive offices and zip code)



      Registrant's telephone number, including area code:  (510) 748-4100
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Item 5.  Other Events

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          On July 22, 1997, Wind River Systems, Inc. (the "Company") announced that it priced its $125 million of convertible subordinated notes due 2002 (excluding notes issuable pursuant to the overallotment option, in any) sold in an offering to certain qualified investors in the United States and outside the United States. The notes have a 5% coupon, are convertible into common stock of the Company at $48.50 per share and have a five-year term. The Company has granted the initial purchasers an option for 30 days to purchase up to $15 million of additional notes to cover overallotments, if any. See the Company's press release, titled "Wind River Systems, Inc. Announces Pricing of $125 Million Convertible Subordinated Notes Offering" attached hereto as Exhibit 99.1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

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(c)  Exhibits.

Exhibit
Number         Description
--------       -----------

99.1 Press Release, titled "Wind River Systems, Inc. Announces Pricing of $125 Million Convertible Subordinated Notes Offering," dated July 22, 1997.

                                       2.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Wind River Systems, Inc.



Dated:  July 24, 1997            By: /s/ Richard W. Kraber
                                    ----------------------
                                         Richard W. Kraber
                                         Chief Financial Officer

                                       3.
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                                 EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------
99.1           Press Release, titled "Wind River Systems, Inc. Announces Pricing of $125 Million Convertible Subordinated Notes Offering," dated
               July 22, 1997.

                                       4.